As filed with the Securities and Exchange Commission on November 21, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	46-0484987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim Sinatra

Senior Vice President—General Counsel and Secretary

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew L. Fabens

Ronald O. Mueller

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

(212) 351-4000

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(3)
Common stock, par value $0.01 per share	—	—	—	—
Preferred stock, par value $0.01 per share	—	—	—	—
Depositary shares representing preferred stock(4)	—	—	—	—
Senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities	—	—	—	—

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate aggregate offering price or number of securities of each identified class to be offered at indeterminate prices from time to time is being registered pursuant to this registration statement.
(3)	In accordance with Rules 456(b) and 457(r), Wynn Resorts, Limited is deferring payment of the registration fee.
(4)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued under a deposit agreement. If fractional interests in shares of preferred stock are issued, depositary receipts will be distributed for such fractional interests and the shares of preferred stock will be issued to the depositary under the deposit agreement.

PROSPECTUS

This prospectus relates to offers and sales to the public from time to time of:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01;

•	depositary shares representing preferred stock; and

•	debt securities.

Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each offering of our securities.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “WYNN.” Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

We urge you to read carefully this prospectus, any accompanying prospectus supplement and any other offering materials filed or provided by us before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other gaming authority has passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.

The date of this prospectus is November 21, 2013.

Unless the context otherwise requires or unless otherwise specified, all references in this prospectus to “Wynn Resorts,” the “Company,” “we,” “us” or “our,” or similar terms, refer to Wynn Resorts, Limited and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the securities described in this prospectus may be offered and sold to the public in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time securities are offered and sold pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus, and in documents we file with the SEC after the date of this prospectus and which are incorporated by reference into this prospectus, as described below under the heading “Incorporation by Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference into this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each offering of our securities will contain additional information about risks applicable to an investment in us and shares of our securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with these requirements file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like Wynn Resorts, that file electronically with the SEC. Our filings with the SEC also may be accessed through our Internet website at http://www.wynnresorts.com. Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that:

•	incorporated documents, including exhibits and other information not included in this prospectus or a prospectus supplement, are considered part of this prospectus;

•	we are disclosing important business and financial information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information contained or incorporated by reference into this prospectus.

We are incorporating by reference into this prospectus the following documents filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	our current reports on Form 8-K filed on January 4, 2013, January 31, 2013, January 31, 2013 (with respect to Item 8.01 only), February 22, 2013 (with respect to Item 5.07 only), February 26, 2013, March 5, 2013, March 28, 2013, April 25, 2013 (with respect to Item 8.01 only), May 8, 2013, May 15, 2013, May 16, 2013, May 22, 2013, July 8, 2013, July 29, 2013 (with respect to Item 8.01 only), September 12, 2013, October 16, 2013 (with respect to Items 1.01 and 2.03 only), October 24, 2013 (with respect to Item 8.01 only), November 7, 2013 and November 14, 2013;

•	the description of our common stock set forth in our Registration Statement on Form 8-A, filed on October 7, 2002 (File No. 000-50028), including any amendment or reports filed for the purpose of updating the description of our common stock contained therein; and

•	all other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering of securities offered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference into this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated by reference into this prospectus are available from us upon request. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Exhibits to information incorporated by reference into this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such information. Requests for such copies should be directed to:

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

Attention: Vice President—Investor Relations

Except as provided above, no other information, including information on our internet site (http://www.wynnresorts.com), is incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements, including, but not limited to, statements relating to our business strategy, development activities, competition and possible or assumed future results of operations. Any statements contained in this prospectus, including the documents incorporated by reference into this prospectus, that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to:

•	our dependence on Stephen A. Wynn and existing management;

•	regulatory or enforcement actions and probity investigations;

•	pending or future legal proceedings;

•	decreases in levels of travel, leisure and consumer spending;

•	continued high unemployment;

•	fluctuations in occupancy rates and average daily room rates;

•	competition in the casino/hotel and resort industries and actions taken by our competitors;

•	uncertainties over the development and success of new gaming and resort properties;

•	new development and construction activities of competitors;

•	our dependence on a limited number of resorts and locations for all of our cash flow;

•	adverse tourism and trends reflecting current domestic and international economic conditions;

•	general global macroeconomic conditions;

•	doing business in foreign locations such as Macau (including the risks associated with developing gaming regulatory frameworks);

•	changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions);

•	cyber security risk including misappropriation of customer information or other breaches of information security;

•	changes in U.S. laws regarding healthcare;

•	changes in federal, foreign, or state tax laws or the administration of such laws;

•	approvals under applicable jurisdictional laws and regulations (including gaming laws and regulations);

•	volatility and weakness in world-wide credit and financial markets and from governmental intervention in the financial markets;

•	conditions precedent to funding under our credit facilities;

•	continued compliance with all provisions in our credit agreements;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	restrictions or conditions on visitation by citizens of mainland China to Macau;

•	the impact that an outbreak of an infectious disease or the impact of a natural disaster may have on the travel and leisure industry; and

•	the consequences of military conflicts and any future security alerts and/or terrorist attacks.

Further information on potential factors that could affect our financial condition, results of operations and business are included in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and our other filings with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus.

THE COMPANY

We are a developer, owner and operator of destination casino resorts. We currently own and operate two casino resort complexes. In the Macau Special Administrative Region of the People’s Republic of China, we operate and own 72.3% of Wynn Macau | Encore. In Las Vegas, Nevada, we own and operate Wynn Las Vegas | Encore. We are also currently constructing Wynn Palace, a full-scale integrated resort in the Cotai area of Macau.

Company Information

Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 770-7000.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and our historical ratios of earnings to fixed charges and dividends on preferred stock for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine months ended September 30,	Years ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred stock dividends	4.04x	3.52x	4.50x	2.49x	1.26x	1.31x

For purposes of these calculations, earnings consist of income from continuing operations before provision for income taxes and before fixed charges. Combined fixed charges include interest expense and a portion of rental expense deemed a reasonable approximation of the interest factor. We had no preferred stock issued and outstanding for any of the periods presented.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold by us for general corporate purposes.

DESCRIPTION OF THE SECURITIES

A description of the specific terms of any common stock, preferred stock, depositary shares or debt securities that may be offered under this prospectus will be set forth in the applicable prospectus supplement relating to those securities. The terms of the offering of the securities, the initial offering price and the net proceeds to us will also be contained in any applicable prospectus supplement or other offering materials relating to such offer. Such materials may also add, update or change information contained in this prospectus.

VALIDITY OF THE SECURITIES

Unless otherwise specified in connection with the particular offering of securities, the validity of any securities issued under this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Wynn Resorts, Limited appearing in Wynn Resorts, Limited’s Annual Report (Form 10-K) for the year ended December 31, 2012 including schedules appearing therein, and the effectiveness of Wynn Resorts, Limited’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the registration and sale of the securities being registered hereby. All of such fees and expenses are estimated.

SEC registration fee	$		*
Accounting fees and expenses		50,000
Legal fees and expenses		200,000
Printing fees and expenses		25,000
NASDAQ listing fee			**
Miscellaneous		5,000

Total	$		**

*	Payable in accordance with Rules 456(b) and 457(r).
**	This information is unknown at the time of filing.

Item 15.	Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation in settlement, unless a court also determines that the officer or director is fairly and reasonably entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Wynn Resorts’ bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification otherwise would be discretionary under Nevada law as described above. In addition, Wynn Resorts has entered into separate indemnification agreements with certain of its directors and officers that require Wynn Resorts, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service. Wynn Resorts also intends to maintain director and officer liability insurance, if available on reasonable terms.

Item 16.	Exhibits

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 filed by the registrant on October 7, 2002 (File No. 333-90600))

4.2	Sixth Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on September 12, 2013 (File No. 000-50028))

4.3	Specimen certificate for shares of common stock, $0.01 par value per share, of the registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by the registrant on October 7, 2002 (File No. 333-90600))

4.4	Indenture, dated as of March 29, 2004, between the registrant and U.S. Bank National Association, as indenture trustee (incorporated by reference to the Registration Statement on Form S-3 filed by the registrant on March 30, 2004 (File No. 333-114022))

4.5	Form of Deposit Agreement (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed by the registrant on March 30, 2004 (File No. 333-114022))

4.6	Form of Depositary Share (included in Exhibit 4.5)

*5.1	Opinion of Gibson, Dunn & Crutcher LLP

*5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP

*12	Statement re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

*23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)

*24	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this registration statement)

*25	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, trustee under the Indenture, with respect to the Debt Securities

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that , for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 21st day of November, 2013.

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn, Kim Sinatra and Matt Maddox, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen A. Wynn Stephen A. Wynn	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 21, 2013

/s/ Matt Maddox Matt Maddox	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 21, 2013

/s/ John J. Hagenbuch John J. Hagenbuch	Director	November 21, 2013

/s/ Dr. Ray R. Irani Dr. Ray R. Irani	Director	November 21, 2013

/s/ Robert J. Miller Robert J. Miller	Director	November 21, 2013

/s/ Alvin V. Shoemaker Alvin V. Shoemaker	Director	November 21, 2013

Signature	Title	Date

/s/ J. Edward Virtue J. Edward Virtue	Director	November 21, 2013

/s/ D. Boone Wayson D. Boone Wayson	Director	November 21, 2013

/s/ Elaine P. Wynn Elaine P. Wynn	Director	November 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 filed by the registrant on October 7, 2002 (File No. 333-90600))

4.2	Sixth Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on September 12, 2013 (File No. 000-50028))

4.3	Specimen certificate for shares of common stock, $0.01 par value per share, of the registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Form S-1 filed by the registrant on October 7, 2002 (File No. 333-90600))

4.4	Indenture, dated as of March 29, 2004, between the registrant and U.S. Bank National Association, as indenture trustee (incorporated by reference to the Registration Statement on Form S-3 filed by the registrant on March 30, 2004 (File No. 333-114022))

4.5	Form of Deposit Agreement (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed by the registrant on March 30, 2004 (File No. 333-114022))

4.6	Form of Depositary Share (included in Exhibit 4.5)

*5.1	Opinion of Gibson, Dunn & Crutcher LLP

*5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP

*12	Statement re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

*23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)

*24	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this registration statement)

*25	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, trustee under the Indenture, with respect to the Debt Securities

*	Filed herewith.